UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2026

COLLECTIVE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42607	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12955 Biscayne Boulevard Suite 200 PMB 616

Miami, FL 33181

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 489-2062

DUNE ACQUISITION CORPORATION II

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and three-quarters of one redeemable warrant	CCAQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCAQ	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CCAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 17, 2026, Collective Acquisition Corp., a Cayman Islands exempted company (the “Company”), issued an unsecured promissory note (the “Note”) in the principal amount of up to $500,000 to Collective Acquisition Sponsor LLC (the “New Sponsor”). The Note may be drawn down from time to time for costs and expenses reasonably related to the Company’s initial business combination (the “Business Combination”). The Note does not bear interest and the principal balance will be payable on the earlier of: (i) the date on which the Company consummates its Business Combination and (ii) the date that the winding up of the Company is effective (such earlier date, the “Maturity Date”). In the event that the Company does not consummate a Business Combination, the Note will be repaid only from amounts remaining outside of the trust account established in connection with the Company’s initial public offering (the “Trust Account”), if any. At any time prior to the Maturity Date, the New Sponsor has the right (but not the obligation) to convert all or any portion of the outstanding principal amount of the Note into private placement warrants of the Company, at a conversion price of $1.00 per warrant. The Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (and incorporated herein by reference).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 to the extent required herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 17, 2026, the Board of Directors (the “Board”) of the Company approved the following changes to the Company’s management: (i) Maximilian Staedtler was appointed to serve as Chief Financial Officer of the Company, effective July 17, 2026, and (ii) Elliot Richmond resigned as the Chief Financial Officer of the Company, effective July 17, 2026. Mr. Richmond will continue to serve as the Chairman of the Board and the Chief Executive Officer of the Company. Mr. Richmond’s existing arrangements with the Company remain unchanged.

Mr. Staedtler, age 34, brings extensive experience in investment banking, capital markets, investing, and corporate development. Mr. Staedtler is a Partner at CCM Capital Markets LP, an affiliate of Collective Capital Management. Previously, he served as Director of Corporate and Business Development at AquaFence from 2025 to 2026. Before that, through his consulting practice, Mr. Staedtler provided strategic advisory and fractional CFO services to companies in the consumer packaged goods manufacturing and financial technology industries. Earlier, from 2022 to 2025, he was Managing Director at 10X Capital, where he advised companies on strategic and capital markets initiatives. Earlier in his career, Mr. Staedtler was a Vice President in the Technology, Media and Telecommunications Investment Banking Group at Goldman Sachs, advising clients on mergers and acquisitions, financings, and other strategic transactions.

There are no arrangements or understandings between Mr. Staedtler and any other person pursuant to which Mr. Staedtler was appointed as Chief Financial Officer. Mr. Staedtler does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions or proposed transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Promissory Note issued by Collective Acquisition Corp. in favor of Collective Acquisition Sponsor LLC, dated July 17, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE ACQUISITION CORP.

By:	/s/ Elliot Richmond
	Name:	Elliot Richmond
	Title:	Chairman and Chief Executive Officer

Dated: July 20, 2026

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